Exhibit 99.1

INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2008

ICON Income Fund Ten, LLC

- Third Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Income Fund Ten, LLC:

We are pleased to present this Portfolio Overview for ICON Income Fund Ten, LLC (the “Fund”) for the third quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

During the reporting period, we continued in our operating period, during which time we continued to seek to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
In July 2008, we sold all of the remaining assets in our interest in ICON GeicJV, a joint venture with our affiliate, ICON Income Fund Nine, LLC (“Fund Nine”), that purchased information technology equipment, such as Sun servers, HP servers, Dell desktop computers and Panasonic laptop computers that were subject to a lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc.  After the base term of the lease expired, some assets were extended and we received $30,352.62 in renewal proceeds.  Other assets were sold to GEICO and third parties through Ontario Credit Corp. with sale proceeds totaling $644,631,13.  We received a total of $4,757,740.64 on this investment from rental payments and sale proceeds.  Our initial investment was approximately $4,331,000.

•
During August and September 2008, Rite Aid Corporation (“Rite Aid”) returned to us 88 digital mini-labs it previously leased.  We sold 48 of the digital mini-labs for a total purchase price of $453,000.  We received a total of $11,121,765.38 on this investment from rental payments and sale proceeds to date.  Our initial investment was approximately $9,074,000.

•
On December 3, 2008, ICON Eagle Carina Pte. Ltd. ("ICON Eagle Carina") and ICON Eagle Corona Pte. Ltd. (“ICON Eagle Corona”) each executed a Memorandum of Agreement to purchase the M/V Eagle Carina (the "Eagle Carina") and the M/V Eagle Corona (the "Eagle Corona") tanker vessels from Aframax Tanker II AS.  ICON Eagle Carina is wholly owned by ICON Eagle Carina Holdings, LLC (“ICON Carina”) and ICON Eagle Corona is wholly owned by ICON Eagle Corona Holdings, LLC ("ICON Corona").  We own a 35.70% interest in each of ICON Carina and ICON Corona, through joint ventures with an affiliate, ICON Leasing Fund Twelve, LLC (“Fund Twelve”).  On December 18, 2008, the Eagle Carina was purchased for $39,010,000.  On December 31, 2008, the Eagle Corona was purchased for $41,270,000.  The Eagle Carina and Eagle Corona are subject to seven-year bareboat charters with AET that expire on November 14, 2013.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of September 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
We, along with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Eight A L.P., have ownership interests of 30.62%, 61.39% and 7.99%, respectively, in a joint venture that owns telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  Our interest was purchased for approximately $7,695,000.  The lease is scheduled to expire on March 31, 2010.  We also own a 72.34% interest in another joint venture with Fund Eleven and Fund Nine, with interests of 13.26% and 14.40%, respectively, that owns telecommunications equipment subject to a 48-month lease with Global Crossing.  The lease is scheduled to expire on October 31, 2010.  In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”) with Fund Eleven.  We own a 45% interest in ICON Global Crossing V that leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a 36-month lease  that expires on December 31, 2010.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier Telecom”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier Telecom is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through a wholly-owned entity, purchased the equipment for approximately $13,900,000 and the lease is scheduled to expire on December 31, 2012.

•	13 Noritsu digital mini photo development labs leased to Rite Aid. The leases, which expired at various times from November 2007 to September 2008, continue on a month-to-month basis.

•
Automotive steering column production and assembly equipment subject to a lease with Anchor Tool & Die Co.  We purchased the equipment for approximately $2,816,000 and the lease is scheduled to expire on September 30, 2009.

•
Machining and metal working equipment subject to leases with MW Texas Die Casting, Inc. and MW Monroe Plastics, Inc., wholly-owned subsidiaries of MW Universal, Inc.  We acquired the equipment for both leases for an aggregate purchase price of approximately $4,000,000.  Each of the leases commenced on January 1, 2008 and continues for a period of 60 months.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease is scheduled to expire on March 31, 2009.

•	Material handling equipment leased to Saturn Corporation. We acquired the equipment for approximately $594,000, and the lease is scheduled to expire on September 30, 2011.

•
Two 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea and the M/V ZIM Canada, that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 of non-recourse debt.

•
A 49% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash, including costs and expenses incurred in connection with the acquisition.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through August 2009.  For the three and nine months ended September 30, 2008, we received proceeds of $37,826.03 and $257,373.13, respectively, in connection with the sale of equipment.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the nine months ended September 30, 2008, we received approximately $96,700 in proceeds from the sale of equipment.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses and distributions.  We paid distributions to our Manager totaling $96,626 for the nine months ended September 30, 2008.  Our Manager’s interest in our net income for the three months ended September 30, 2008 and 2007 was $30,161 and $19,788, respectively.  Our Manager’s interest in our net income for the nine months ended September 30, 2008 and 2007 was $132,068 and $35,753, respectively. In connection with the purchase of the Eagle Carina and Eagle Corona, we paid an acquisition fee to our Manager of approximately $859,799.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three and nine months ended September 30, 2008 and 2007, were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Management fees (a)	$337,033	$500,527	$1,284,596	$1,552,791
Administrative expense reimbursements (a)	342,806	237,360	1,051,241	628,643

Total fees paid or accrued to the Manager or its affiliates	$679,839	$737,887	$2,335,837	$2,181,434

(a) Charged directly to operations.

We had a payable of $257,985 due to our Manager and affiliates at September 30, 2008. The payable was comprised of $242,807 due to the Manager relating to administrative expense reimbursements and $15,178 owed to an affiliate relating to sales proceeds.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	September 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$19,239,880	$4,448,826
Current portion of net investment in finance leases	1,988,685	1,491,424
Equipment held for sale or lease, net	324,000	57,688
Restricted cash	242,453	600,802
Interest rate swap contracts	-	39,703
Other current assets	148,972	269,423

Total current assets	21,943,990	6,907,866

Non-current assets
Net investment in finance leases, less current portion	10,170,847	12,085,323
Leased equipment at cost (less accumulated depreciation of
$47,086,376 and $58,125,917, respectively)	47,326,573	79,660,369
Note receivable on financing facility, net	-	4,087,568
Investments in joint ventures	17,364,021	18,691,374
Investments in unguaranteed residual values	769,372	1,071,031
Other non-current assets, net	202,127	405,217

Total non-current assets	75,832,940	116,000,882

Total Assets	$97,776,930	$122,908,748

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$9,884,308	$16,327,680
Revolving line of credit, recourse	-	5,000,000
Interest rate swap contracts	32,461	-
Deferred revenue	38,246	32,985
Due to Manager and affiliates	257,985	171,268
Accrued expenses and other current liabilities	197,502	334,133

Total current liabilities	10,410,502	21,866,066

Non-current liabilities
Non-recourse long-term debt, net of current portion	-	13,967,409

Total Liabilities	10,410,502	35,833,475

Minority Interest	2,354,847	2,970,200

Commitments and contingencies (Note 12)

Members' Equity
Manager	(446,603)	(482,044)
Additional Members	85,731,772	82,346,128
Accumulated other comprehensive (loss) income	(273,588)	2,240,989

Total Members' Equity	85,011,581	84,105,073

Total Liabilities and Members' Equity	$97,776,930	$122,908,748

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Rental income	$4,242,949	$6,953,185	$16,144,269	$21,500,794
Finance income	553,841	710,283	1,866,734	2,068,428
Income from investments in joint ventures	654,336	390,020	3,183,846	766,811
Net gain on sales of equipment and unguaranteed residual values	34,615	116,975	6,816,132	267,854
Net (loss) gain on foreign currency transactions	(19,012)	386,591	(27,901)	714,819
Interest and other income	266,731	182,881	515,837	337,029

Total revenue	5,733,460	8,739,935	28,498,917	25,655,735

Expenses:
Management fees - Manager	337,033	500,527	1,284,596	1,552,791
Administrative expense reimbursements - Manager	342,806	237,360	1,051,241	628,643
General and administrative	94,447	166,676	850,055	807,660
Interest	204,296	540,300	944,442	1,746,260
Depreciation and amortization	1,655,714	5,238,070	10,918,452	17,109,878

Total expenses	2,634,296	6,682,933	15,048,786	21,845,232

Income before minority interest	3,099,164	2,057,002	13,450,131	3,810,503

Minority interest	(83,038)	(78,171)	(243,319)	(235,197)

Net income	$3,016,126	$1,978,831	$13,206,812	$3,575,306

Net income allocable to:
Additional Members	$2,985,965	$1,959,043	$13,074,744	$3,539,553
Manager	30,161	19,788	132,068	35,753

	$3,016,126	$1,978,831	$13,206,812	$3,575,306

Weighted average number of additional
member shares outstanding	148,256	148,550	148,289	148,624

Net income per weighted average
additional member share outstanding	$20.14	$13.19	$88.17	$23.82

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Changes in Members' Equity

				Accumulated
				Other	Total
	Additional	Additional	Managing	Comprehensive	Members'
	Member Shares	Members	Member	Income (Loss)	Equity
Balance, December 31, 2007	148,379	$82,346,128	$(482,044)	$2,240,989	$84,105,073
Net income		7,403,953	74,787		7,478,740
Change in valuation of interest
rate swap contracts				(462,780)	(462,780)
Currency translation adjustments				(19,533)	(19,533)
Comprehensive income					6,996,427
Additional member shares redeemed	(100)	(83,697)			(83,697)
Cash distributions to members	-	(3,190,158)	(32,226)	-	(3,222,384)

Period ended March 31, 2008 (unaudited)	148,279	$86,476,226	$(439,483)	$1,758,676	$87,795,419

Net income		2,684,827	27,119		2,711,946
Change in valuation of interest
rate swap contracts				345,608	345,608
Currency translation adjustments				(1,231,531)	(1,231,531)
Comprehensive income					1,826,023
Additional member shares redeemed	(18)	(14,826)			(14,826)
Cash distributions to members	-	(3,188,022)	(32,202)	-	(3,220,224)

Period ended June 30, 2008 (unaudited)	148,261	$85,958,205	$(444,566)	$872,753	$86,386,392

Net income		2,985,965	30,161		3,016,126
Change in valuation of interest
rate swap contracts				106,586	106,586
Currency translation adjustments				(1,252,927)	(1,252,927)
Comprehensive income					1,869,785
Additional member shares redeemed	(30)	(24,778)			(24,778)
Cash distributions to members	-	(3,187,620)	(32,198)	-	(3,219,818)

Period ended September 30, 2008 (unaudited)	148,231	85,731,772	$(446,603)	$(273,588)	$85,011,581

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$13,206,812	$3,575,306
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(9,521,447)	(13,176,000)
Finance income	(1,866,734)	(2,068,428)
Income from investments in joint ventures	(3,183,846)	(766,811)
Net gain on sales of equipment and unguaranteed residual values	(6,816,132)	(267,854)
Depreciation and amortization	10,918,452	17,109,878
Interest expense on non-recourse financing paid directly
to lenders by lessees	738,500	1,620,133
Interest expense from amortization of debt financing costs	95,045	117,666
Minority interest	243,319	235,197
Changes in operating assets and liabilities:
Collection of finance leases	2,046,262	2,916,631
Interest rate swap contracts	-	13,012
Restricted cash	22,297	-
Other assets, net	(8,917)	2,676,688
Deferred revenue	(12,366)	(290,719)
Due to Manager and affiliates, net	86,717	91,958
Accrued expenses and other current liabilities	(178,294)	(146,083)
Distributions to/from minority interest and joint ventures	901,726	483,933

Net cash provided by operating activities	6,671,394	12,124,507

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	17,832,275	1,272,665
Purchase of equipment	-	(2,000,665)
Investment in financing facility	(164,822)	(3,325,507)
Repayment of financing facility	4,367,055	-
Investments in joint ventures	-	(7,933,833)
Distributions received from joint ventures, in excess of profits	2,193,314	11,033,375

Net cash provided by (used in) investing activities	24,227,822	(953,965)

Cash flows from financing activities:
Repayment of revolving line of credit	(5,000,000)	-
Repayments of non-recourse long-term debt	(707,082)	-
Cash distributions to members	(9,662,426)	(9,684,125)
Additional member shares redeemed	(123,301)	(235,341)
Distributions to minority interest holders in joint ventures	(615,353)	(769,309)

Net cash used in financing activities	(16,108,162)	(10,688,775)

Net increase in cash and cash equivalents	14,791,054	481,767
Cash and cash equivalents, beginning of the period	4,448,826	5,635,489

Cash and cash equivalents, end of the period	$19,239,880	$6,117,256

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$9,521,447	$13,176,000
Transfer of leased equipment at cost to equipment held for
sale or lease, net	$324,000	$639,495
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$1,935	$398,239
Transfer of non-recourse long-term debt in connection with sale of subsidiary	$10,906,321	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 100 Fifth Avenue, 4th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.